Exhibit 99.1

Media Contact:
Adria Greenberg
Sommerfield Communications, Inc.
212-255-8386
adria@sommerfield.com

Investor Contact:
George Gresham, EVP & CFO
Global Cash Access, Inc.
702-855-3005

GLOBAL CASH ACCESS, INC. COMPLETES ACQUISITION OF
CERTEGY GAMING SERVICES, INC.

Acquisition Designed to Give GCA Greater Scale to Compete in
Electronic Payments Market

LAS VEGAS (April 1, 2008) – Global Cash Access, Inc. (GCA) announced today that it has closed the acquisition of Certegy Gaming Services, Inc. (CGS), formerly known as Game Financial, from Fidelity National Transaction Services, Inc., a subsidiary of Fidelity National Information Services, Inc. (FIS).

GCA acquired all of CGS’ issued shares of stock for a purchase price of $25 million. CGS is now a wholly-owned subsidiary of GCA. As part of the acquisition, GCA will replace all of the cash that was held in CGS’ ATM machines and booths at its customer locations.

Said GCA Chief Executive Officer Scott H. Betts, “We’re very pleased to have closed the acquisition and are very excited about the opportunity to provide CGS’ customers with the products, support and dedication for which GCA is known. The addition of CGS to GCA will help us maintain the scale necessary to advance our product innovation work and support our customer service commitment. We believe the acquisition will also provide the growth and cross-selling potential that our shareholders expect. The payments market is highly competitive, and maintaining scale is important for GCA.”

GCA provides nearly 1,000 gaming properties worldwide with technology and services designed to help gaming patrons gain more convenient access to cash and help gaming properties operate efficiently and better serve, understand, attract and retain customers. CGS provides similar cash access services to approximately 130 gaming properties in the U.S. and the Caribbean.

Goldman, Sachs & Co. acted as financial advisor to GCA and Morrison & Foerster LLP acted as legal advisor to GCA.

About Global Cash Access

Global Cash Access, Inc., a wholly owned subsidiary of Global Cash Access Holdings, Inc. (NYSE: GCA), is the leading provider of cash access and related services to the global gaming industry.  Based in Las Vegas, GCA serves approximately 1,000 casinos and other clients in the U.S., Canada, Europe, the Caribbean and Asia. GCA provides proprietary technology that helps responsible patrons access cash via ATM, debit card, check cashing and credit card cash advance transactions for their casino entertainment. GCA also provides services that enhance casino marketing initiatives and credit decision-making through its wholly owned subsidiary Central Credit LLC, a credit decision-making tool that uses proprietary credit bureau databases. GCA is recognized with numerous gaming industry awards for developing technologies and services that enhance casino profitability and customer loyalty. For more information, visit www.globalcashaccess.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements included in this press release, other than statements that are purely historical, are forward-looking statements. Forward-looking statements in this press release include, without limitation, the implication that CGS’ customers will use our products and services; the impact that the acquisition may have on our business, on our ability to compete in the electronic payments marketplace, or on growth and cross-selling potential; and our intention to develop products and technology. These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties that could cause actual results to differ materially from the results implied or contemplated by the forward-looking statements, including but not limited to the loss of key personnel or customers of CGS following the acquisition; difficulty integrating CGS’s operations into our ours, the overestimation of potential synergies from the acquisition and the assumption of unanticipated liabilities; and inaccuracies in our assumptions as to gaming patron habits, the unwillingness or inability of either patrons or gaming establishment personnel to use new products and services and bear the economic costs of doing so, and regulatory impediments to the deployment of new products or technology. The forward-looking statements in this press release are subject to additional risks and uncertainties set forth under the heading “Risk Factors” in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K filed on March 17, 2008, and are based on information available to us on the date hereof. We do not intend, and assume no obligation, to update any forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release.